Exhibit 23.1

                         [LETTERHEAD OF ARTHUR ANDERSEN]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 21, 1999 included in Flextronics International Ltd.'s Form 10-K for the year ended March 31, 1999.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP
San Jose, California
September 22, 1999